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                                                                    EXHIBIT 99.1

[BELL MICROPRODUCTS LOGO]
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CONTACT:

Rob Damron
Investor Relations
Bell Microproducts
(414) 224-1668
ir@bellmicro.com


Dena Jacobson
Media Relations
Lages & Associates
(949) 453-8080
dena@lages.com


FOR IMMEDIATE RELEASE


         BELL MICROPRODUCTS ANNOUNCES STRATEGIC INVESTMENT IN ENTERPRISE
                  SOLUTION PROVIDER PROSYS INFORMATION SYSTEMS



SAN JOSE, CALIF., OCTOBER 4, 2006 -- Bell Microproducts Inc. (NASDAQ: BELM), one of the world's largest value-added distributors of storage and computing technology, today announced it has acquired an interest in Atlanta, Georgia based ProSys Information Systems. Additionally, Bell Microproducts has acquired certain assets of ProSys Information Systems and formed a wholly-owned subsidiary, ProSys Information Solutions, which will focus on the IT needs of medium and small businesses.

ProSys Information Systems is a privately-held solutions provider serving the needs of small, medium and large enterprises throughout the Southeastern USA. Named this year to the CRN Fast Growth 100 and as VAR of the Year by VARBusiness Magazine, ProSys has annual revenues of approximately $400 million. The company provides storage, server and IT infrastructure and consulting offerings. Their strategic partners include Hewlett Packard,




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BELL MICROPRODUCTS ANNOUNCES STRATEGIC INVESTMENT...PAGE 2


IBM, Cisco, Panasonic and Network Appliance, as well as a diverse group of other leading solution partners. ProSys Information Systems will continue to focus on larger enterprise accounts and will be run by Michelle Clery, one of the founders of ProSys Information Systems.

Additionally, Bell Microproducts has created a wholly-owned subsidiary named ProSys Information Solutions which has been formed from selected assets of ProSys Information Systems. Notably, these assets include Biz-X-Change, a proprietary software application that provides an industry-leading IT procurement solution. This newly-formed organization will focus on medium to small business accounts and Bruce Keenan, one of the original co-founders of ProSys Information Systems, will be the president and CEO of the new company.

"We are delighted with our strategic partnership with ProSys," stated Don Bell, president and CEO of Bell Microproducts. "ProSys is a highly--regarded, enterprise-focused value-added reseller with strength in storage, server and networking products. Their products and services complement our corporate strategy, making ProSys a very good fit with Bell Microproducts. Over the past several years, we have worked with the ProSys management team and have been impressed with their demonstrated ability to expand their business geographically in enterprise product segments that complement our business strategy."

The investment in ProSys is consistent with Bell Microproducts' strategic initiative to develop the company's enterprise storage, computing and networking businesses, and provides additional resources to expand the company's business model. ProSys offerings complement Bell Microproducts' existing Total Tec business unit, which the company acquired in 2001. The combined annual revenue of Total Tec and ProSys is approximately $500 million, and their geographic reach spans from New England to Florida and as far west as Texas. TotalTec and ProSys will operate separately and independently from Bell Microproducts' North American distribution businesses. Bell added, "We intend to continue to invest in this market segment to increase the value proposition we offer customers, and build on the foundation we have in these two strong entities."

"ProSys is excited to join with Bell Microproducts," noted Michelle Clery, founder and president of ProSys Information Systems. "We have similar values and share a strong relationship with strategic vendors, which will serve as key foundations as we accelerate the expansion and profitability of our business."


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BELL MICROPRODUCTS ANNOUNCES STRATEGIC INVESTMENT...PAGE 3


"We are very excited about this opportunity which will provide both current and new customers with enhanced delivery capabilities and resources especially around storage solutions," Bruce Keenan, CEO of ProSys Information Solutions commented. " We have built a relationship with the Bell Microproducts team over the past several years and have developed a common vision for growth and geographic expansion of a strong value-added reseller business."

"We view this investment in ProSys as a strategic move forward in broadening Bell Microproducts' position in supplying enterprise solutions to our customers. It also represents our intent to advance this business model as a larger portion of our business," noted Jim Illson, COO of Bell Microproducts. "Our Total Tec business unit operates with attractive profitability and return on capital metrics. Our engagement in this market sector also provides us with an opportunity to expand our relationships with both current and new key business partners."

The initial consideration paid for this transaction was $41 million in the form of cash and Bell Microproducts' common stock. In addition to the initial consideration there is the potential for an additional earn out if certain financial performance levels are achieved. Financing for the transaction was provided through a subordinated loan from the Retirement Systems of Alabama.

This investment is expected to be accretive to Bell Microproducts' earnings during the last quarter of 2006 and reflects a strategic move forward in broadening Bell Microproducts' position in the enterprise IT solution arena.

ABOUT PROSYS INFORMATION SYSTEMS

Founded in April 1997 by Michelle Clery and Bruce Keenan, ProSys Information Systems delivers customized IT solutions backed by comprehensive engineering expertise and best-in-class products. ProSys, based in Atlanta, Georgia and with operations in 12 Southeastern U.S. locations, serves accounts throughout the United States. The company successfully brings together customized IT solutions, comprehensive engineering expertise coupled with proprietary technology applications and quality products to offer solutions tailored to meet the unique business requirements of its clients.



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BELL MICROPRODUCTS ANNOUNCES STRATEGIC INVESTMENT...PAGE 4


ABOUT BELL MICROPRODUCTS INC.

Bell Microproducts [NASDAQ: BELM] is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world's largest storage-centric value-added distributors.



Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the company's SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

SAFE HARBOR STATEMENT FOR BELL MICROPRODUCTS:
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect Bell Microproducts' current view of future events and financial performance include its expectations as to the operations of the ProSys entities, its intention to expand the enterprise storage computing and networking businesses and the expectations as to the accretive impact of the transaction with ProSys. These forward-looking statements involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: the ability to successfully integrate the operations of recent acquisitions, industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, foreign currency fluctuations and the other risks described from time to time in the Company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.

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